Exhibit 4.8

                         FIRSTPLUS FINANCIAL GROUP, INC.


                       Certificated Interests Representing

                 Beneficial Interests in The FPFI Creditor Trust

                                  Exchanged For

                  7.25% Convertible Subordinated Notes Due 2003

                                                                33,212,000 Units
                                                               CUSIP 33763B AA 1

         This Certificate is one of a duly authorized issue of Certificated Interests, designated as its Certificated Interests representing Beneficial Interests in The FPFI Creditor Trust exchanged For 7.25% Convertible Subordinated Notes Due 2003 (herein called the "Certificates"), to be issued in satisfaction and discharge of all of the Company's obligations under the Company's 7.25% Convertible Subordinated Notes Due 2003 issued under that certain Indenture, dated August 20, 1996 (the "Indenture"), by and between the Company and HSBC Bank USA (as successor in interest to Bank One, Columbus, N.A.) as the Indenture Trustee (the "Trustee"), and issued under and pursuant to a Supplemental Indenture dated effective as of December 4, 2000 (the "Supplemental Indenture"), between the Company and the Trustee, to which the Indenture and the Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Certificates. Cede & Co., as nominee for The Depository Trust Company, in whose name this Certificate is registered, is entitled to 33,212,000 Units representing interests in the funds distributed from the FPFI Trust to the Trustee. Each Certificate is subject to, and qualified by, all such terms as set forth in the Supplemental Indenture, certain of which are summarized hereon and each holder of a Certificate is referred to the corresponding provisions of the Supplemental Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Certificates and the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern. Capitalized terms used but not defined in this Certificate shall have the meanings ascribed to them in the Supplemental Indenture.

         The Certificates shall be issued to the Noteholders in denominations of Units of participation representing pro rata interests in funds to be distributed pursuant to the Supplemental Indenture, each Noteholder to receive a Certificate representing the applicable percentage of the total authorized Units. At the office or agency of the Trustee and in the manner and subject to the limitations provided in the Supplemental Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Certificates, Certificates may be exchanged for other Certificates of any authorized number of Units and of a like aggregate number of Units upon surrender of the Certificates to be exchanged at any such office or agency.

         The Trustee will distribute cash amounts received from the FPFI Trust to Certificateholders pro rata in proportion to the number of Units represented by the Certificates held by each Holder of Certificates. The Company shall execute and deliver to the FPFI Trust an Assignment of Beneficial Interest designating the Trustee as the record owner of the legal and beneficial interest in the Claim. Following assignment of the Claim to the Trustee and any receipt of funds in respect of the Claim by the Trustee, the Trustee shall distribute these funds to the Certificateholders in accordance with the aggregate number of Units represented by the Certificates held by each Certificateholder. At any time at or following such distribution, either the Trustee or a Certificateholder may request the FPFI Trust to register such Certificate's pro rata interest in the Assignment directly in the name of that Certificateholder pursuant to an executed Assignment of Beneficial Interest.

         Upon due presentment for registration of transfer of this Certificate at the office or agency of the Trustee, a new Certificate or Certificates of any authorized number of Units and of a like aggregate number of Units will be issued to the transferee in exchange thereof, subject to the conditions and limitations provided in the Supplemental Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Trustee or any authenticating agent may deem and treat the registered holder hereof as the absolute owner of this Certificate (whether or not this Certificate shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent or registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Certificate.

         No recourse for any payment with respect to this Certificate, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, as supplemented by the Supplemental Indenture or any indenture supplemental thereto or in any Certificate, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed under its corporate seal.

                                        FIRSTPLUS FINANCIAL GROUP, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

Attest:


------------------------------------
Secretary


                          CERTIFICATE OF AUTHENTICATION

Dated:
      ------------------------------

         This is one of the Certificates described in the within-named Supplemental Indenture.

                                        HSBC BANK USA, as Indenture Trustee

                                        By:
                                           ------------------------------------
                                             Authorized Signature

                                   ASSIGNMENT

         For value received _____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other identifying number of assignee) the within Certificate, and hereby irrevocably constitutes and appoints ________________________________ attorney to transfer the said Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________________


                                           _____________________________________

                                           _____________________________________
                                           Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                           _____________________________________
                                           Signature Guarantee

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM                        as tenants in common
         UNIF GIFT MIN ACT              Uniform Gifts to Minors Act
                                        _____________(State)
         TEN ENT                        as tenants by the __________ Custodian
                                        entireties (Cust)
         JT TEN                         as  joint tenants  with __________ under
                                        right of survivorship (Minor) and not
                                        as tenants in common

Additional abbreviations may also be used though not in the above list.

                                    Exhibit A

                                 CONVERSION FORM

         The undersigned hereby:

         (1) Irrevocably elects to convert ______________ of the Units represented by of this Certificate into an irrevocable interest in the FPFG Intercompany Claim in accordance with the terms of said Certificate and the Supplemental Indenture;

         (2) Requests that an Assignment of Beneficial Interest for such irrevocable interest in the FPFG Intercompany Claim be delivered to the Bankruptcy Trustee in the name of the undersigned; and

         (3) Requests that, if such Units are not all of the Units represented by said Certificate, a new instrument of like tenor for the balance of the Units represented by said Certificate be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:______________________________     SIGNATURE:


                                        _______________________________________
                                        (Please sign exactly as name appears
                                        on face of Certificate)

                                        Address:

                                        _______________________________________


                                        _______________________________________


                                        Taxpayer Identification Number:

                                        _______________________________________


         Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


                                        _______________________________________
                                        Signature Guarantee

         Fill in for registration of Assignment of Beneficial Interest if to be issued, and Certificates if to be delivered, other than to and in the name of the Registered holder:


                                        _______________________________________
                                        (Name)

                                        _______________________________________
                                        (Street Address)

                                        _______________________________________
                                        (City, State and Zip Code)


                                        Please print name and address

                                        Number of Units to be converted
                                        (if less than all)

                                        _______________________________________